Exhibit T3A43

COMPANIES ORDINANCE

(CHAPTER 32)

香港法例第32章

公司條例

CERTIFICATE OF INCORPORATION

公司註冊證書

                     * * *

I hereby certify that

本人謹此證明

SUCCESS TAKE INTERNATIONAL LIMITED

迪昇國際有限公司

is this day incorporated in Hong Kong under the Companies Ordinance,

於本日在香港依據公司條例註冊成為

and that this company is limited.

有限公司。

Issued by the undersigned on 28 March 2003.

本證書於二ＯＯ三年三月廿八日簽發。

/s/ R. Cheung for Registrar of Companies Hong Kong 香港公司註冊處處長 （公司註冊主任 張潔心 代行）

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

SUCCESS TAKE INTERNATIONAL LIMITED

迪昇國際有限公司

Incorporated the 28th day of March, 2003.

HONG KONG

No. 843849

[COPY]

COMPANIES ORDINANCE

(CHAPTER 32)

CERTIFICATE OF INCORPORATION

I hereby certify that

SUCCESS TAKE INTERNATIONAL LIMITED

迪昇國際有限公司

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

Issued by the undersigned on 28 March 2003.

(Sd.) MISS R. CHEUNG
for Registrar of Companies
Hong Kong

Printed by: Company Kit Registrations Limited Tel: 2869 1893 Fax: 2869 1896

Company No. 843849

The Companies Ordinance (Cap. 32)

SPECIAL RESOLUTIONS

of

SUCCESS TAKE INTERNATIONAL LIMITED

(the “Company”)

passed on 23 August 2007

By resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings of the Company, the following resolutions were duly passed as special resolutions:

THAT, the Articles of Association of the Company be altered by inserting a new article 4A immediately after article 4 as follows:

“4A	Notwithstanding anything contained in these Articles of Association, the Directors shall not refuse to register a transfer of any share or shares where such transfer is executed by or in favour of any share or shares where such transfer is executed by or in favour of any bank or institution to whom such share or shares have been charged or mortgaged (or by or in favour of (i) any nominee of such bank or institution or (ii) any person or entity as such bank or institution may direct) nor may the Directors suspend registration of (a) a bank or institution (or nominee thereof) to whom such share or shares have been charged or mortgaged or (b) any person or entity specified by such bank or institution, in each case, as a Member, in circumstances where such charge or mortgage has been enforceable. A certificate issued by any official of such bank or institution that the relevant share or shares are charged mortgaged and that such charge or mortgage has become enforceable shall be conclusive evidence of that fact.”

For and on behalf of Zheng Zhong Tian Investment Company Limited Sole Member

Company No.: 843849

SUCCESS TAKE INTERNATIONAL LIMITED

迪昇國際有限公司

(incorporated in Hong Kong with limited liability)

WRITTEN RESOLUTION OF ALL THE SHAREHOLDERS OF THE COMPANY FOR

THE TIME BEING PURSUANT TO SECTION 116B OF THE COMPANIES ORDINANCE

Adoption of the Amended and Restated Memorandum and Articles of Association

We, the undersigned, being all the shareholders of the Company acting by written consent without a meeting of the Company DO HEREBY CONSENT to the adoption of the following resolution as a Special Resolution:

“THAT the regulations contained in the printed document marked “A”, a copy of which is attached to this Resolution for the purpose of identification, be and is hereby approved and adopted as the amended and restated Memorandum and Articles of Association of the Company in substitution for and to the exclusion of the existing Memorandum and Articles of Association of the Company with effect from the date of this resolution.”

Dated the 16th day of August, 2007.

For and on behalf of

Clever Cosmos Limited

/s/ Kwok Ying Chi	/s/ Kwok Ying Chi
Director Name: Kwok Ying Chi SHAREHOLDER	Name: Kwok Ying Chi SHAREHOLDER

Company No. 843849

COMPANIES ORDINANCE

(CHAPTER 32)

ORDINARY RESOLUTION

OF

SUCCESS TAKE INTERNATIONAL LIMITED

迪昇國際有限公司

Passed on 23 June 2003

By Members’ Resolution in Writing signed by all the members dated 23 June 2003 the following resolution was duly passed as an Ordinary Resolution:-

INCREASE OF AUTHORISED SHARE CAPITAL

THAT with immediate effect, the authorized share capital of the Company be increased from HK$10,000.00 to HK$50,000,000.00 by the creation of 49,990,000 ordinary shares of HK$1.00 each and that such new shares shall rank pari passu in all respects with the existing shares of the Company.

For and on behalf of Clever Cosmos Limited

(Sd.) KWOK Ying Chi	(Sd.) KWOK Ying Chi
KWOK Ying Chi Member	Clever Cosmos Limited Member

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

SUCCESS TAKE INTERNATIONAL LIMITED

迪昇國際有限公司

First:- The name of the Company is “SUCCESS TAKE INTERNATIONAL LIMITED 迪昇國際有限公司”

Second:- The Registered Office of the Company will be situated in Hong Kong.

Third:- The liability of the Members is limited.

Fourth:- The Share Capital of the Company is HK$50,000,000.00 divided into 50,000,000 shares of HK$1.00 each with the power for the company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

1

We, the several persons, whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:-

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each subscriber
For and on behalf of
Company Kit Registrations Limited

(Sd.) YIP Shu Tai
Authorised Signature(s)

Company Kit Registrations Limited	l
Unit A 14/F Shun On Commercial Building
112-114 Des Voeux Road Central
Hong Kong
Corporation

For and on behalf of
Company Kit Secretarial Services Limited

(Sd.) YIP Shu Tai
Authorised Signature(s)

Company Kit Secretarial Services Limited	1
Unit A 14/F Shun On Commercial Building
112-114 Des Voeux Road Central
Hong Kong
Corporation

Total Number of Shares Taken	2

Dated the lst day of March, 2003.

WITNESS to the above signatures:

(Sd.) IP Shu On

Merchant

Unit A 14/F Shun On Commercial Building

112-114 Des Voeux Road Central

Hong Kong

2